Exhibit 1.1

Execution Version

AMERICOLD REALTY TRUST

(a Maryland real estate investment trust)

40,420,706 Common Shares of Beneficial Interest, $0.01 par value per share

UNDERWRITING AGREEMENT

Dated: February 28, 2019

AMERICOLD REALTY TRUST

(a Maryland real estate investment trust)

40,420,706 Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

February 28, 2019

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Goldman Sachs & Co. LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Americold Realty Trust, a Maryland real estate investment trust (the “Company”), and Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership,” and together with the Company, the “Transaction Entities”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Goldman Sachs & Co. LLC (“Goldman,” and together with Merrill Lynch, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Goldman are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 6,063,105 additional Common Shares. The aforesaid 40,420,706 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 6,063,105 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-229819) covering the public offering and sale of Common Shares, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and accompanying base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities and accompanying final base prospectus in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and accompanying prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:15 P.M., New York City time, on February 28, 2019 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that the Company has distributed to the Underwriters for conveyance to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and each Date of Delivery (as defined below), if any, and agrees with each Underwriter as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at the time it became effective, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, the Closing Time and each Date of Delivery, if any, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second paragraph under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids,” the information under the heading “Underwriting—Electronic Distribution” and the information in the third paragraph under “Underwriting—Other Relationships,” in each case contained in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration

Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, the earliest time thereafter that a Transaction Entity or other offering participant made a bona fide offer of the Securities (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) and the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, relating to the Company and its consolidated subsidiaries present fairly in accordance with GAAP the information required to be stated therein. The summary selected and the selected financial and operating data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements of the Company included or incorporated by reference therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the owned, leased or managed properties of the Transaction Entities and their respective subsidiaries (collectively, the “Properties”), taken as a whole, or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by either of the Transaction Entities or any of their respective subsidiaries, other than those in the ordinary course of business, that are material with respect to the Transaction Entities and their respective subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Transaction Entities and their respective subsidiaries considered as one enterprise, incurred by either of the Transaction Entities or any of their respective subsidiaries and (D) except for regular quarterly distributions on the Common Shares and the OP Units (as defined below), as applicable, that are consistent with past practice, there has been no distribution of any kind declared, paid or made by either of the Transaction Entities on any class of its shares of beneficial interest, in the case of the Company, any units of limited partnership interest, in the case of the Operating Partnership (“OP Units”), or other form of ownership interests, as applicable.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, has all power and authority to own, lease and operate its properties, conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and enter into and perform its obligations under this Agreement, and is duly qualified as a foreign entity to transact business. The Company is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has trust, partnership, limited liability company or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package

and the Prospectus and is duly qualified to transact business as a foreign entity. Each subsidiary of the Company is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding ownership interests in each subsidiary of the Company (including, without limitation, all of the issued and outstanding OP Units of the Operating Partnership) have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding ownership interests in any subsidiary of the Company were issued in violation of any preemptive rights or other similar rights. The only subsidiaries of the Company are (A) the subsidiaries of the Company listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X.

(xi) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no shares of beneficial interest of the Company are reserved for any purpose, (ii) there are no outstanding instruments convertible into or exchangeable for any shares of beneficial interest of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of beneficial interest or any other ownership interests of the Company. Each of (A) the outstanding shares of beneficial interest of the Company (including Securities to be sold by a Selling Shareholder), (B) all outstanding instruments convertible into or exchangeable for any shares of beneficial interest or any other ownership interests of the Company and (C) all outstanding options, rights or warrants to purchase or subscribe for shares of beneficial interest or any other ownership interests of the Company has been duly authorized and validly issued, is fully paid and non-assessable and conforms in all material respects to all statements relating thereto in the Registration Statement, the General Disclosure Package and the Prospectus, and none of such outstanding shares (including Securities to be sold by a Selling Shareholder), instruments, options, rights or warrants were issued in violation of any preemptive rights or other similar rights.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(xiii) Authorization and Description of Securities. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder. The certificates, if any, to be used to evidence the Securities will, at the Closing Time, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the declaration of trust and bylaws of the Company and the requirements of the New York Stock Exchange.

(xiv) Ownership of OP Units. The Limited Partnership Agreement of the Operating Partnership is in full force and effect. The Company is the direct or indirect owner of all OP Units; provided, however, that the Company may issue OP Units in connection with equity awards pursuant to the Company’s equity award plans in effect as of the date hereof or as consideration in connection with other acquisitions of real property or real property companies.

(xv) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and properly waived, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or the Prospectus or otherwise registered for sale or sold under the 1933 Act by either of the Transaction Entities.

(xvi) Absence of Violations, Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective subsidiaries is (A) in violation of its declaration of trust, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which any of them may be bound or to which any of their respective Properties, assets or operations is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental agency or body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or their respective Properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Transaction Entities, the consummation by the Transaction Entities, of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the sale of the Securities) and compliance by the Transaction Entities with their respective obligations hereunder have been duly authorized by all necessary trust or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties, assets or operations of either of the Transaction Entities or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the declaration of trust, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, as applicable, of either of the Transaction Entities or any of their respective subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such financing by either of the Transaction Entities or any of their respective subsidiaries.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of either of the Transaction Entities or any of their respective subsidiaries exists or, to the knowledge of either of the Transaction Entities, is imminent, which, in either case, would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of either of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of their respective subsidiaries, which (A) is required to be disclosed in the Registration Statement, the preliminary prospectus that is included in the General Disclosure Package or the Prospectus (other than as disclosed therein), (B) would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Transaction Entities of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which either of the Transaction Entities or any of their respective subsidiaries is a party or of which any of their respective Properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xix) Description of Contracts; Accuracy of Exhibits. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts, franchises, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments to which either of the Transaction Entities or their respective subsidiaries are a party are accurate in all material respects. There are no contracts, franchises, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments that are required to be described in the Registration Statement, the preliminary prospectus that is included in the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by either of the Transaction Entities of its respective obligations hereunder or in connection with the offering, sale or delivery of the Common Shares hereunder, except such as may be required under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities laws of any U.S. state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi) Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, the “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Transaction Entities and their respective subsidiaries are in compliance with the terms and conditions of all of the Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of the Governmental Licenses or the failure of the Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any of the Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property. (A) The Transaction Entities, any of their respective subsidiaries or any joint venture in which either of the Transaction Entities (other than China Merchants Americold Holdings Company Limited and China Merchants Americold Logistics Company Limited) or any of their respective subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, will have good and marketable fee or leasehold title to their respective Properties and assets owned or leased by them, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind, other than those that (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, result in a Material Adverse Effect; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities, any of their respective subsidiaries or any Related Entity owns any real property other than the Properties described in the Registration Statement, the General Disclosure Package and the Prospectus as being so owned; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, are the legal, valid and binding agreement of the applicable Transaction Entity, a subsidiary thereof or a Related Entity, enforceable against such Transaction Entity, such subsidiary or such Related Entity in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law, and no default or event of default on the part of the Transaction Entities, any of their respective subsidiaries or any Related Entity or, to the knowledge of the Transaction Entities, the counterparties thereto has occurred under any ground lease, sublease or sub-sublease with respect to such Property and none of the Transaction Entities, any of their respective subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and none of the Transaction Entities, any of their respective subsidiaries or any Related Entity has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities, any of their respective subsidiaries or any Related Entity under any of the ground leases, subleases or sub-subleases mentioned above, except, in each case, other than such failures to be in full force and effect, for such defaults and such claims as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; (D) all security interests, mortgages, pledges, liens, encumbrances, claims or equities on any of the Properties or assets of either of the Transaction Entities, any of their respective subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person or entity has a right of first refusal or an option to purchase any Property; (F) each Property complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; (G) no mortgage or deed of trust encumbering any Property is convertible into ownership interests in the entity owning such Property and, other than as described in the Registration Statement, the General Disclosure Package and the Prospectus, no mortgage or deed of trust on any Property is cross-defaulted or cross-collateralized with any other Property; and (H) none of the Transaction Entities, any of their respective subsidiaries or any Related Entity or, to the knowledge of either of the Transaction Entities, any lessee of any of the Properties is in default under any of the contracts governing any Properties and none of the Transaction Entities, any of their respective subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such contracts, except, in each case, for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxiii) Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements (each, a “Joint Venture Agreement”) to which either of the Transaction Entities or any of their respective subsidiaries is a party has been duly authorized, executed and delivered by each Transaction Entity or their respective subsidiaries, as applicable, and constitutes the legal, valid and binding agreement of such Transaction Entity or such subsidiary, enforceable against such Transaction Entity or such subsidiary in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(xxiv) Possession of Intellectual Property. The Transaction Entities and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct the business now operated by them, except where such failure to own, possess or acquire such Intellectual Property would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Transaction Entities nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxv) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Transaction Entities, any of their respective subsidiaries, any Related Entity or any of their respective properties is in violation of any Environmental Laws (as defined below), (B) the Transaction Entities, their respective subsidiaries, the Related Entities and the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any

Environmental Law or Hazardous Material (as defined below) against the Transaction Entities, any of their respective subsidiaries or any Related Entity or any of the Properties, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Transaction Entities, any of their respective subsidiaries, any Related Entity or any of the Properties relating to Hazardous Materials or any Environmental Laws, and (E) no Property is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state, local or foreign Governmental Entity having or claiming jurisdiction over such Property pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1388, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxvi) Utilities and Access. To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property. To the knowledge of the Transaction Entities, each of the Properties has legal access to public roads and all other roads necessary for the use of the applicable Property.

(xxvii) No Condemnation. Neither Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any Property.

(xxviii) Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting. The auditors of the Company and the Audit Committee of the Board of Trustees of the Company or, if no such Audit Committee exists, the full Board of Trustees of the Company, have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and its subsidiaries. The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx) Payment of Taxes. All U.S. federal, state, local and non-U.S. income tax returns of the Transaction Entities and their respective subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Transaction Entities and their respective subsidiaries in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxxi) ERISA. Each Transaction Entity is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either Transaction Entity would have any liability. Neither Transaction Entity has incurred or could reasonably be expected to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412, 403, 431, 432 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which either Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. No portion of the assets of either Transaction Entity constitutes “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code.

(xxxii) Business Insurance. The Transaction Entities and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of their respective subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxxiii) Title Insurance. Each of the Transaction Entities and their respective subsidiaries and each Related Entity carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property owned or leased by the Transaction Entities or any of their respective subsidiaries or any Related Entity with financially sound and reputable insurers, in an amount not less than such entity’s cost for each such Property, insuring that such entity is vested with good and insurable fee or leasehold title, as the case may be, to each such Property, except, in each case, where the failure to carry or be entitled to the benefits of such title insurance would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxxiv) Investment Company Act. Neither of the Transaction Entities is required, or upon consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the sale of the Securities), will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxv) Absence of Manipulation. Neither of the Transaction Entities nor any of their respective subsidiaries or other controlled affiliates has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or a violation of Regulation M under the 1934 Act.

(xxxvi) Foreign Corrupt Practices Act. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, during the past five years, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each of the Transaction Entities and their respective subsidiaries and, to the knowledge of each of the Transaction Entities, their respective affiliates have, during the past five years, conducted their businesses in compliance with the FCPA and any other applicable anti-bribery laws and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvii) Money Laundering Laws. The operations of each of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Transaction Entities have operations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) in the jurisdictions in which the Transaction Entities have operations. No action, suit or proceeding by or before any Governmental Entity involving either of the Transaction Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of either of the Transaction Entities, threatened.

(xxxviii) OFAC. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their respective subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

(xxxix) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities (i) has any material lending or other relationship with any Underwriter or any affiliate of any Underwriter.

(xl) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xli) Real Estate Investment Trust. The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 1999. Commencing with its taxable year ended December 31, 1999, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code. The Company’s current organization and proposed method of operation, as described in, and subject to the limitations, qualifications and assumptions set forth in, the Registration Statement, the General Disclosure Package and the Prospectus, do and will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s current organization and proposed method of operation (inasmuch as they affect the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(xlii) Approval of Listing. The Securities to be sold pursuant to this Agreement have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(xliii) Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company is not currently prohibited, directly or indirectly, from making any distributions to its shareholders and (B) neither the Operating Partnership nor any direct or indirect subsidiary of the Company is prohibited, directly or indirectly, from making any distributions, directly or indirectly, to the Company, from making any other distribution on any of its ownership interests, from repaying any of its loans or advances, including those made, directly or indirectly, by the Company, or from loaning or otherwise making funds available, directly or indirectly, to the Company.

(xliv) Finder’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated in this Agreement, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(xlv) Certain Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Entities, on the one hand, and the trustees, officers, shareholders or partners of the Transaction Entities, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xlvi) Cybersecurity. (A) To the knowledge of the Company and each of its subsidiaries, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and each Date of Delivery, if any, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. None of the Registration Statement, the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”); provided, that each of the Company and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only Selling Shareholder Information is the statements pertaining to the name and address of such Selling Shareholder and the number of shares owned and the number of shares proposed to be sold by such Selling Shareholder under the caption “Selling Shareholders” in the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(iii) Noncontravention. The execution, delivery and performance of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, or (ii) result in any violation of the provisions of (a) the charter, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, as applicable, of such Selling Shareholder, or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties except in the case of clauses (i) and (ii)(b) for such breach, default or violation as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated herein.

(iv) Valid Title. Such Selling Shareholder (i) has valid title to the Securities (or security entitlements in respect thereto) to be sold by such Selling Shareholder, and (ii) will have, at the Closing Time and any Date of Delivery, valid title to the Securities (or security entitlements in respect thereto) to be sold by such Selling Shareholder, in the case of each of (i) and (ii), free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities (except with respect to Securities (or security entitlements in respect thereto) to be sold by YF ART Holdings, L.P., for security interests, claims, liens, equities and other encumbrances imposed on such Securities pursuant to that certain margin loan agreement, dated as of March 8, 2018, as amended from time to time, among YF ART Holdings, L.P. and Morgan Stanley Senior Funding Inc., as administrative agent, Morgan Stanley Bank, N.A., as a lender, Royal Bank of Canada, as a lender, and the other agents and lenders party thereto and certain other agreements entered into in connection therewith, which shall be released in full at the Closing Time and any Date of Delivery).

(v) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the Uniform Commercial Code then in effect in the State of New York (“UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its declaration of trust, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC and its “securities intermediary jurisdiction” within the meaning of Section 8-110 of the UCC is the State of New York, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC and the relevant account agreement between each of the several Underwriters and DTC is governed by the laws of the State of New York, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vi) Absence of Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or a violation of Regulation M under the 1934 Act.

(vii) Absence of Further Requirements. Except (A) such as may be required under the 1933 Act and the 1933 Act Regulations, which have already been obtained, or as may be required under the securities laws of any U.S. state or non-U.S. jurisdiction or the rules of FINRA, and (B)

as would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transaction, no filing with, or authorization, approval, consent, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement.

(viii) No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405) relating to the Securities.

(ix) ERISA Compliance. Such Selling Shareholder is not (A) an employee benefit plan subject to Title I of the ERISA, (B) a plan or account subject to Section 4975 of the Code or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(c) Officer’s Certificates. Any certificate signed by any officer of either of the Transaction Entities delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Transaction Entity to each Underwriter as to the matters covered thereby; and any certificate signed by the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by each such Selling Shareholder to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 6,063,105 Option Securities, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. Any such exercise of the option to purchase Option Securities shall be made in proportion to the maximum number of Option Securities to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule B hereto.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

Payment shall be made to each Selling Shareholder by wire transfer of immediately available funds to bank accounts designated by each Selling Shareholder against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Transaction Entities and the Selling Shareholders. Each of the Transaction Entities and each Selling Shareholder, as applicable, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare, as applicable, any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; and the Company will give the Representatives notice of its intention to make any filings pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Common Shares (including the Securities to be sold pursuant to this Agreement) on the New York Stock Exchange.

(h) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus (the “Lock-Up Period”), neither Transaction Entity will, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including, without limitation, OP Units) or file any registration statement under the 1933 Act with respect to any of the foregoing or publicly announce the intention to do any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap, other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security, in each case outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (B) any Common Shares or partnership interests of the Operating Partnership issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Shares issued pursuant to any non-employee trustee share plan or distribution reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) the filing of any registration statement on Form S-8 to register Common Shares pursuant to any equity incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) any Common Shares or OP Units, in the aggregate not to exceed 5% of the Common Shares and OP Units outstanding, issued in connection with equity awards made pursuant to the Company’s equity award plans in effect as of the date hereof or other acquisitions of real property or real property companies; provided, however, that the recipients of Common Shares or OP Units issued in connection with such an acquisition shall be required to agree in writing not to sell, offer, dispose of or otherwise transfer any such Common Shares or OP Units during the remainder of the Lock-Up Period without the prior written consent of Merrill Lynch. Notwithstanding the foregoing, the Company may establish or amend a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Lock-Up Period.

(i) Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and approved by the Representatives. Any such free writing prospectus consented to, or deemed consented to, as the case may be, by the Representatives is referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus, or any preliminary prospectus or other prospectus deemed to be part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) Absence of Manipulation. Neither of the Transaction Entities nor any of their respective subsidiaries or other controlled affiliates will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or a violation of Regulation M under the 1934 Act.

(l) REIT Qualification. The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code until the Board of Trustees of the Company determines that it is no longer in the best interests of the Company and its shareholders to qualify as a REIT.

(m) Compliance with the Sarbanes-Oxley Act. Each of the Transaction Entities will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(n) Certification Regarding Beneficial Owners. Each Selling Shareholder will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (the “FinCEN Certification”), together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the FinCEN Certification.

SECTION 4. Payment of Expenses.

(a) Expenses. Each of the Transaction Entities, jointly and severally, agrees to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits thereto) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any share or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s and the Selling Shareholders’ counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented out-of-pocket fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $10,000 in the aggregate), (v) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Common Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such fees and disbursements of counsel not to exceed $25,000 in the aggregate), (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii). Except as explicitly provided in this Section 4(a) or Section 4(c), Section 6 or Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors, all travel and lodging expenses of their employees and other advisors in connection with the road show.

(b) Expenses of the Selling Shareholders. Each Selling Shareholder agrees to pay or cause to be paid all transfer taxes incident to the sale and delivery of the portion of Securities to be sold by such Selling Shareholder to the Underwriters hereunder.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters (or, in the case of a termination pursuant to Section 10, the non-defaulting Underwriters) for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities and the Selling Shareholders contained in Sections 1(a) and 1(b), respectively, hereof as of the date hereof, the Applicable Time, the Closing Time or in certificates of any officer of either of the Transaction Entities or any Selling Shareholder delivered pursuant to the provisions hereof, as the case may be, to the performance by the Transaction Entities and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The final prospectus supplement relating to the Securities and accompanying final base prospectus has been filed with the Commission within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of King & Spalding LLP, counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(c) Opinion of Chief Legal Officer of Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of James Snyder, the Executive Vice President and Chief Legal Officer of the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B hereto. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(d) Opinion of Maryland Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Venable LLP, Maryland counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit C hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(e) Opinion of Counsel for the Selling Shareholders. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of the respective counsel for the Selling Shareholders listed in Schedule B hereto, in form and substance reasonably satisfactory to the Underwriters. Each such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Selling Shareholders, certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials

(f) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to such matters as the Underwriters shall reasonably request. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(g) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the Properties taken as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or President of the Transaction Entities and of the chief financial or chief accounting officer of the Transaction Entities, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Transaction Entities contained in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h) Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied in all material respects under this Agreement at or prior to the Closing Time.

(i) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and to the Company’s Board of Trustees, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated the Closing Time, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and to the Company’s Board of Trustees, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(i) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(k) Approval of Listing. At the Closing Time, the Securities to be sold pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(l) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(m) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Annex I hereto signed by the persons listed on Schedule D hereto.

(n) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Transaction Entities or any of their respective subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Transaction Entities and the Selling Shareholders contained herein and the statements in any certificates furnished by the Transaction Entities or any of their respective subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the following shall have been delivered:

(i) Officers’ Certificate. The Representatives shall have received a certificate, dated such Date of Delivery, of the Chief Executive Officer or President of the Transaction Entities and of the chief financial or chief accounting officer of the Transaction Entities, confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders. The Representatives shall have received a certificate, dated such Date of Delivery, of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. The Representatives shall have received the favorable opinion of King & Spalding LLP, counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Chief Legal Officer of Company. The Representatives shall have received the favorable opinion of James Snyder, the Executive Vice President and Chief Legal Officer of the Company, in form and substance reasonably satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Maryland Counsel for Company. The Representatives shall have received the favorable opinion of Venable LLP, Maryland counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Opinion of Counsel for the Selling Shareholders. The Representatives shall have received the favorable opinion of the respective counsel for the Selling Shareholders, in form and substance reasonably satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(e) hereof.

(vii) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(viii) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(p) Additional Documents. At the Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to deliver the opinions reasonably requested by the Underwriters as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters and Selling Shareholders. Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each Selling Shareholder, each of their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials, as the case may be, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Transaction Entities and the Selling Shareholders; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives and any Selling Shareholder), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, certain of their respective Affiliates, their selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided, that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, however, that the liability of such Selling Shareholder pursuant to this subsection 6(b) and the contribution by such Selling Shareholder under Section 7 shall not exceed the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Shareholder for the sale of Securities sold by such Selling Shareholder hereunder (the “Selling Shareholder Net Proceeds”).

(c) Indemnification of Transaction Entities, Trustees and Officers, and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless (i) each Transaction Entity, the Company’s trustees, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (ii) each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case in reliance upon and in conformity with the Underwriter Information.

(d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) hereof, counsel for the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) hereof, counsel for the indemnified parties shall be selected by the Transaction Entities, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Transaction Entities and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Transaction Entities and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public, and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the Selling Shareholder Net Proceeds exceed the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Selling Shareholder’s obligations to contribute under this Section 7 are several and not joint and limited in the manner and to the extent set forth in Section 6(b) above.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of either of the Transaction Entities or any of their respective subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or trustees, any person controlling either of the Transaction Entities or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement by notice to the Transaction Entities and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the Properties taken as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or the NYSE MKT or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, within 24 hours after such default by one or more Underwriters, the Representatives do not arrange for the purchase of all, but not less than all, of the Defaulted Securities, then the Transaction Entities shall be entitled to (but shall not be obligated to) take a further period of 24 hours within which to procure one or more underwriters reasonably satisfactory to the Representatives to purchase the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, neither the Representatives nor the Company shall have completed such arrangements within such respective periods, then:

(i) if the number of Defaulted Securities does not exceed 10% of the aggregate number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate number of Securities to be purchased on such date, this Agreement or, with respect to each Date of Delivery, if any, which occurs after the Closing Time, the obligation of the Underwriters to purchase, and of the Selling Shareholders to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter, the Transaction Entities or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 4 hereof and the indemnity and contribution agreements in Sections 6 and 7 hereof.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at: Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department (Fax: (646) 855-3073), with a copy to ECM Legal (Fax: (212) 230-8730) and Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, attention of Registration Department; notices to the Transaction Entities shall be directed to them at 10 Glenlake Parkway, South Tower, Suite 600, Atlanta, Georgia 30328, attention of Marc Smernoff (email: marc.smernoff@americold.com), with a copy to King & Spalding LLP, 1180 Peachtree Street, N.E., Atlanta, GA 30309, Attention: C. Spencer Johnson, III; and notices to the Selling Shareholders shall be directed to: (i) YF ART Holdings, L.P., c/o The Yucaipa Companies LLC, 9130 W. Sunset Blvd., Los Angeles, CA 90069, attention of Robert P. Bermingham, with a copy to Munger, Tolles & Olson, LLP, 350 S. Grand Ave., 50th Floor, Los Angeles, CA 90071, attention of Judith T. Kitano; and (ii) each of GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GSCP VI Offshore IceCap Investment, L.P., GSCP VI GmbH IceCap Investment, L.P. and IceCap2 Holdings, L.P., c/o GS Capital Partners VI Fund, L.P., 200 West Street, New York, NY 10282-2198, attention of Bradley Gross, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, attention of Robert Schwenkel.

SECTION 12. No Advisory or Fiduciary Relationship. Each of the Transaction Entities and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction among the Transaction Entities and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of either of the Transaction Entities or any of their respective subsidiaries or any Selling Shareholder, or their respective shareholders, unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Transaction Entities or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either of the Transaction Entities or any of their respective subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Transaction Entities or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any of the Transaction Entities or any Selling Shareholder, and (e) the Underwriters have not provided any business, legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Transaction Entities and each Selling Shareholder has consulted its own business, legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Transaction Entities and the Selling Shareholders and their respective successors and the Affiliates, selling agents, controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Transaction Entities and the Selling Shareholders and their respective successors, and said Affiliates, selling agents, controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders or unitholders, as applicable, and affiliates), each of the Selling Shareholders, and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22. Securities Sold By Selling Shareholders. Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Securities being sold by a Selling Shareholder, the Securities being sold to such Underwriter shall not include any Securities attributable to such client (with any such Securities instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the Closing Time, such unsold allotment in respect of Securities attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transaction Entities and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a valid and legally binding agreement among the Underwriters, the Transaction Entities and the Selling Shareholders in accordance with its terms.

Very truly yours,

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name: Marc Smernoff
Title: Chief Financial Officer and Executive Vice President

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

By: Americold Realty Trust, its General Partner

By:	/s/ Marc Smernoff
Name: Marc Smernoff
Title: Chief Financial Officer and Executive Vice President

[Signature Page to Underwriting Agreement]

YF ART HOLDINGS, L.P.

By:	YF ART Holdings GP, LLC, its general partner

By:	/s/ Robert P. Bermingham
Name:	Robert P. Bermingham
Title:	Vice President and Secretary

[Signature Page to Underwriting Agreement]

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C.,
its general partner

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C.,
its general partner

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Vice President

GSCP VI OFFSHORE ICECAP INVESTMENT, L.P.

By: GSCP VI Offshore IceCap Holdings Entity GP, Ltd., its general partner

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Vice President

GSCP VI GMBH ICECAP INVESTMENT, L.P.

By: GSCP VI GmbH IceCap Holdings Entity GP, Ltd., its general partner

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Vice President

ICECAP2 HOLDINGS, L.P.

By: IceCap2 Holdings Entity GP, Ltd., its general partner

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Vice President

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Chris Porter
Authorized Signatory

GOLDMAN SACHS & CO. LLC

By:	/s/ Christian Erich Bluhm
Authorized Signatory

For themselves and as Representatives.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $27.75.

The purchase price per share for the Securities to be paid by the Underwriters shall be $27.4725, being an amount equal to the initial public offering price set forth above less $0.2775 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	32,336,565
Goldman Sachs & Co. LLC	8,084,141

Total	40,420,706

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
YF ART Holdings, L.P.	33,410,947	5,011,636
GS Capital Partners VI Fund, L.P.	2,516,978	377,549
GS Capital Partners VI Parallel, L.P.	692,133	103,820
GSCP VI Offshore IceCap Investment, L.P.	2,093,545	314,033
GSCP VI GmbH IceCap Investment, L.P.	89,466	13,420
IceCap2 Holdings, L.P.	1,617,637	242,647

Total	40,420,706	6,063,105

Sch B-1

SCHEDULE C-1

Pricing Terms

1. The Selling Shareholders are selling 40,420,706 Common Shares.

2. The Selling Shareholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 6,063,105 Common Shares.

3. The initial public offering price per share for the Securities shall be $27.75.

Sch C-1

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch C-2

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Fred Boehler

Marc Smernoff

Jay Harron

Thomas Novosel

James Snyder

Carlos Rodriguez

David Stuver

George J. Alburger, Jr.

James R. Heistand

Michelle M. MacKay

Mark R. Patterson

Andrew P. Power

Sch D-1

ANNEX I

February 27, 2019

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Goldman Sachs & Co. LLC

as Representatives of the several Underwriters

to be named in the within-mentioned

Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re:	Proposed Public Offering by Americold Realty Trust

Dear Sirs:

The undersigned, a shareholder, officer and/or trustee of Americold Realty Trust, a Maryland real estate investment trust (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Goldman Sachs & Co. LLC (“Goldman,” and together with Merrill Lynch, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and Americold Realty Operating Partnership, L.P. (the “Operating Partnership”) and the persons listed in Schedule B to the Underwriting Agreement (the “Selling Shareholders”) providing for the public offering of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, officer and/or trustee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date of the preliminary prospectus (as defined in the Underwriting Agreement) that is to be included in the General Disclosure Package (as defined in the Underwriting Agreement) (the “Preliminary Prospectus”) and ending on the date (the “Expiration Date”) that is 30 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of (together, “Transfer”) any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including, without limitation, units of limited partnership interest in the Operating Partnership), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or publicly announce the intention to do any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, other agreement or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise (as described in this clause (ii), an “Other Transaction”).

Annex-I-1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may Transfer the Lock-Up Securities (or, where provided below, enter into Other Transactions) without the prior written consent of Merrill Lynch, provided that (a) with respect to Transfers pursuant to clauses (i), (ii), (iii), (iv) and (v) below, (1) Merrill Lynch receives a signed lock-up agreement for the balance of the period prior to the Expiration Date from each donee, trustee, distributee, or transferee, as the case may be (unless such donee, trustee, distributee or transferee has already signed such a lock-up agreement), (2) any such Transfer shall not involve a disposition for value, (3) such Transfers are not required to be reported with the Securities and Exchange Commission (the “Commission”) on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such Transfers, (b) with respect to Transfers pursuant to clauses (vi) and (vii) below, any Lock-Up Securities received upon such conversion, exchange or exercise shall remain subject to this lock-up agreement, and (c) with respect to Transfers pursuant to clauses (vi), (vii), (viii) and (ix) below, any required filing reporting any such Transfer with the Commission pursuant to Section 16 of the 1934 Act shall briefly note the applicable circumstances that cause such exception to apply and explain that such filing relates solely to Transfers within such exception, unless, in the case of clause (viii), such disclosure would be prohibited by any applicable law, regulation or order of a court or regulatory agency (provided that in no event shall the undersigned voluntarily effect any public filing or report regarding such Transfers):

(i)	as a bona fide gift or gifts; or

(ii)

to any immediate family member of the undersigned, or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	by will or intestacy upon the death of the undersigned; or

(iv)

as a distribution to limited partners, members or shareholders of the undersigned (including, to avoid doubt, any internal allocation among such partners, members or shareholders of the undersigned of equity interests in the Company or the Operating Partnership pursuant to the terms and conditions of the governing documents of the undersigned); or

(v)

to the undersigned’s subsidiaries or affiliates or to any investment fund or other entity which controls or manages or is controlled or managed by, or under common control or management with, the undersigned; or

(vi)	through the conversion, exchange or exercise of any securities convertible into or exercisable or exchangeable for Lock-Up Securities; or

(vii)

to exercise or settle, via a disposition to the Company, equity awards disclosed in the registration statement relating to the public offering of Common Shares, including through any “cashless” exercise thereof, including a disposition to the Company for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of such exercise or settlement; or

Annex-I-2

(viii)	pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of Common Shares; or

(ix)

pursuant to a bona fide third party tender offer, merger, consolidation, equity purchase or other similar transaction or series of related transactions involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with such transaction or series of related transactions, or vote any Lock-Up Securities in favor of such transaction or series of related transactions), provided that in the event such transaction or series of related transactions is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement.

For purposes of this lock-up agreement, “change of control” means any bona fide third party tender offer, merger, consolidation, equity purchase or other similar transaction or series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than The Yucaipa Companies, LLC, its affiliates and any investment fund or other entity controlled or managed by it or any of them becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of 50% or more of the total voting power of all classes and series of shares of beneficial ownership generally entitled to vote in the election of trustees of the Company.

Furthermore, the undersigned may sell Common Shares purchased by the undersigned on the open market following the public offering of Common Shares if and only if (a) such sales are not required to be reported in any public report or filing with the Commission, or otherwise, and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, the undersigned may enter into or modify a sales plan in accordance with Rule 10b5-1 promulgated under the 1934 Act if permitted by the Company, provided that (1) no sales may be made pursuant to such plan until after the Expiration Date and (2) no filing by any person under the 1934 Act or other public announcement shall be required or shall be made voluntarily in connection therewith.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This lock-up agreement shall be terminated and the undersigned released from its obligations hereunder if, for any reason, (1) the Company delivers written notice to the Representatives that the Company does not intend to proceed with the public offering of Common Shares or files an application to withdraw the registration statement related to such public offering, (2) each of the Representatives informs the Company that it does not intend to proceed as an underwriter for the public offering of Common Shares, (3) the Underwriting Agreement has not become effective on or before April 1, 2019 or (4) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of the Common Shares to be sold thereunder.

THIS LOCK-UP AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Annex-I-3

Very truly yours,

Signature:

Print Name:

Annex-I-4